Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of HyperMedia Communications, Inc. of our report dated February 5, 1998, except for Notes 5 and 11 which are as of March 19, 1998, which appears on page 29 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



PRICE WATERHOUSE LLP
San Mateo, California
June 16, 1998